Exhibit 99.1

Momentus Launches Vigoride-6 Orbital Service Vehicle on SpaceX Transporter-7 Mission
Mission to deploy NASA LLITED payload to custom orbit

SAN JOSE, Calif.--(BUSINESS WIRE)—April 15, 2023-- Momentus Inc. (NASDAQ: MNTS) ("Momentus" or the "Company"), a U.S. commercial space company that offers transportation and other in-space infrastructure services, launched its third Vigoride Orbital Service Vehicle (OSV) to low-Earth orbit aboard the SpaceX Transporter-7 mission on April 13. Momentus established contact with its Vigoride vehicle and confirmed that both solar arrays are deployed, and the vehicle is generating power and charging its batteries.

The Vigoride-6 mission will deliver two satellites to a custom orbit for the NASA LLITED mission. Momentus will use its pioneering Microwave Electrothermal Thruster (MET) propulsion technology that uses water as a propellant to change the orbital inclination of the Vigoride OSV to support these deliveries. Other payloads on the mission include the REVELA payload for ARCA Dynamics, the VIREO CubeSat for C3S LLC., the DISCO-1 CubeSat for Aarhus University, and the IRIS-C payload for an Asian customer booked through ISILAUNCH.

“Vigoride-6 will be the most complex mission of our Vigoride OSV to date as we must achieve significant Delta-V with our MET propulsion system in order to deliver NASA’s payloads to custom orbits,” said Momentus Chief Executive Officer John Rood. “In addition to providing orbital delivery services for our customers, we’re hosting a Momentus technology demonstration of a new kind of solar array.”

The Tape Spring Solar Array (TASSA) technology features large sheets of flexible solar cells bonded to tape springs. To stow, they are tightly coiled around a mandrel. After launch, motors unroll the mandrel, deploying the solar array. Momentus aims to drive down vehicle production costs and streamline on-orbit operations, while reducing the cost of power for the satellite, with this technology once operational.

The launch of the Vigoride-6 vehicle marks the third spacecraft in orbit for Momentus. The Company launched its inaugural mission, Vigoride-3, in May 2022 and deployed eight satellites to orbit from Vigoride and a third-party deployer. The Vigoride-5 spacecraft, launched in January, is providing hosted payload support for Caltech’s Space-based Solar Power Project payload and deploying a satellite with the Qosmosys Zeus-1 payload. The Vigoride-5 mission also marked a significant milestone for the Company as its MET system successfully completed initial in-space testing.

With the launch of the Vigoride-6 OSV, Momentus will enter a new phase operating two spacecraft in orbit concurrently as the Company continues to grow its capabilities.

About Momentus

Momentus is a U.S. commercial space company that offers in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 7, 2023, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Media

press@momentus.space

Investors

investors@momentus.space